Exhibit 99.3

CervoMed Announces Key Senior Leadership Appointments

- New hires in key scientific and regulatory roles to advance continued development of neflamapimod -

Boston – November 13, 2024 – CervoMed Inc. (NASDAQ: CRVO), a clinical stage company focused on developing treatments for age-related neurologic disorders, today reported two senior leadership appointments to advance continued development of neflamapimod.

Claudia Ordonez, MD, joined CervoMed as Senior Vice President, Medical Science in October 2024. Dr. Ordonez was previously Chief Medical Officer at two biotech companies and has significant expertise with both early and late-stage drug development. She previously led clinical development programs in cystic fibrosis and multiple sclerosis at Vertex and Biogen, respectively. Additionally, Mark De Rosch, Ph.D., FRAPS, recently joined CervoMed as Senior Vice President, Regulatory and Government Affairs and Program Management. Dr. De Rosch brings over 30 years of experience having successfully built out regulatory, quality and chemistry, manufacturing and controls (CMC) functions at separate biotech organizations to support Phase 3 and commercialization readiness.

“We are pleased to welcome these seasoned executives to our leadership team at this critical juncture for CervoMed,” said John Alam, MD, Chief Executive Officer of CervoMed. “We believe both Claudia and Mark will play important roles in CervoMed’s future as we continue to evaluate neflamapimod’s potential and the role it could play in addressing the significant unmet need for patients suffering from dementia with Lewy Bodies (DLB), for whom no approved therapies are currently available. We look forward to leveraging their extensive experience as we approach topline data from the RewinD-LB study in December 2024 and prepare for regulatory discussions and Phase 3 initiation in mid-2025.”

Inducement Grants

On November 7, 2024, CervoMed granted options to purchase an aggregate of 56,959 shares of CervoMed Inc. (the “Company”) common stock to three new employees, including 32,000 shares granted to Dr. De Rosch. Each option has an exercise price of $12.53, the closing price of the Company’s common stock on the grant date, and each will vest in 36 equal installments on the last day of each month over a three-year period, subject to the employee’s continued employment with the Company on each such date. The awards were approved by the compensation committee of the Company’s board of directors as an inducement material to each new employee’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

About CervoMed

CervoMed Inc. is a clinical-stage company focused on developing treatments for age-related neurologic disorders. The Company is currently developing neflamapimod, an investigational, orally administered small molecule brain penetrant that inhibits p38 mitogen-activated protein kinase alpha. Neflamapimod has the potential to treat synaptic dysfunction, the reversible aspect of the underlying neurodegenerative processes that causes disease in DLB and certain other major neurological disorders. Neflamapimod is currently being evaluated in a Phase 2b study in patients with early-stage DLB.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to, the Company’s financial position and cash runway, the therapeutic potential of neflamapimod, the anticipated timing and achievement of clinical and development milestones, including the completion and achievement of primary endpoints of the RewinD-LB Phase 2b clinical trial and the Company’s announcement of topline and other data therefrom, and any other expected or implied benefits or results, including that any initial clinical results observed with respect to neflamapimod in the AscenD-LB Trial or RewinD-LB Trial will be replicated in later trials, as well as the timing of the initiation of any potential future trials. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “might,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources and the availability of additional funds on acceptable terms; the results of the Company’s clinical trials, including RewinD-LB; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the U.S. Food and Drug Administration; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (SEC) on March 29, 2024, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Investor Contact:

PJ Kelleher

LifeSci Advisors

Investors@cervomed.com

617-430-7579